Exhibit 99.1

FOR IMMEDIATE RELEASE

FIRST BANK CONTACT:
Patrick L. Ryan, President and CEO
(609) 643-0168, patrick.ryan@firstbanknj.com

OCEANFIRST BANK CONTACT:
Michael J. Fitzpatrick, Chief Financial Officer
(732) 240-4500, ext. 7506, mfitzpatrick@oceanfirst.com

First Bank and OceanFirst Bank Announce Definitive Agreement for First Bank to Acquire Two Branch Locations in
Central New Jersey Region

Transaction to include approximately $124 million in deposits and $14 million of loans, based on June 30, 2021 balances

HAMILTON, N.J. and RED BANK, N.J.— (GLOBE NEWSWIRE) — August 4, 2021 — First Bank (NASDAQ: FRBA) and OceanFirst Bank, N.A. (“OceanFirst Bank”), the banking subsidiary of OceanFirst Financial Corp. (“OceanFirst”) (NASDAQ: OCFC), today announced the execution of a definitive agreement whereby First Bank will acquire two New Jersey branch locations from OceanFirst Bank. The terms of the agreement provide for First Bank to acquire the owned premises and equipment, all deposits associated with the branches, which totaled approximately $124 million as of June 30, 2021, as well as selected performing loans totaling approximately $14 million as of June 30, 2021. The assets will be acquired at book value except for the owned premises, which will be acquired at appraised value, and the deposits will be acquired for a premium of approximately $2.5 million. It is expected that the current staff of the branches will become employees of First Bank. The two branches will continue operating as OceanFirst Bank branches until the transaction is approved and completed. The transaction is subject to regulatory approval and is expected to be completed during the fourth quarter of 2021.

Located in Flemington and Monroe, the two branches will enhance First Bank’s existing New Jersey footprint and further strengthen its presence along the New York City to Philadelphia corridor.

“This transaction enables First Bank to realize additional scale in our targeted service area and acquire long-term low-cost core funding 35% below our current cost of funding, along with providing an opportunity for long-term value creation,” said Patrick L. Ryan, President and Chief Executive Officer. “We believe that the integration experience we have gained in recent years, along with the excellent relationships we maintain with regulators, will enable a seamless transition with minimal disruption for all customers.”

OceanFirst Bank noted that the two branches are each located more than 10 miles from its existing branch franchise and the customers and employees can benefit from the closer geographic proximity to the First Bank New Jersey footprint. In addition, the transaction is consistent with OceanFirst’s long-term retail banking strategy, which envisions a mix of robust digital and branch-based solutions tailored to the needs and convenience of customers, while optimizing the efficiency of the branch portfolio.

Boenning & Scattergood, Inc. acted as financial advisor to First Bank. Troutman Pepper provided legal counsel to First Bank and Luse Gorman, PC provided legal counsel to OceanFirst Bank.

First Bank Transaction Highlights

•Deposit premium of 2.00% on total deposits, and 2.21% on core deposits (utilizing deposit data as of June 30, 2021)
•Transferred loans have a weighted average yield of 3.79% as of June 30, 2021
•Projected fully phased-in EPS accretion of $0.10, or 6.74%
•Projected 2023 return on invested capital of 17.67%
•Pro-forma loan to deposit ratio equal to 97.56% after acquisition (utilizing loan and deposit data as of June 30, 2021)
•Projected tangible book value dilution at closing of 1.25% and an earnback of approximately two years
•Projected tier 1 ratio reduction at closing of 32 basis points

About First Bank

First Bank is a New Jersey state-chartered bank with 16 full-service branches in Cinnaminson, Cranbury, Delanco, Denville, Ewing, Flemington, Hamilton, Lawrence, Pennington, Randolph, Somerset and Williamstown, New Jersey; and Doylestown, Trevose, Warminster and West Chester, Pennsylvania. With $2.4 billion in assets as of June 30, 2021, First Bank offers a full range of deposit and loan products to individuals and businesses throughout the New York City to Philadelphia corridor. First Bank's common stock is listed on the NASDAQ Global Market under the symbol “FRBA.”

About OceanFirst

OceanFirst Financial’s subsidiary, OceanFirst Bank N.A., founded in 1902, is a $11.5 billion regional bank providing financial services throughout New Jersey and in the major metropolitan markets of Philadelphia, New York, Baltimore, Washington D.C. and Boston. OceanFirst Bank delivers commercial and residential financing, treasury management, trust and asset management, and deposit services and is one of the largest and oldest community-based financial institutions headquartered in New Jersey. To learn more about OceanFirst, go to www.oceanfirst.com.

Forward Looking Statements

This press release contains certain forward-looking statements, either express or implied, within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include information regarding First Bank’s and OceanFirst Financial’s future financial performance, business and growth strategy, projected plans and objectives, and related transactions, integration of acquired businesses, ability to recognize anticipated operational efficiencies, and other projections based on macroeconomic and industry trends, which are inherently unreliable due to the multiple factors that impact economic trends, and any such variations may be material. Such forward-looking statements are based on various facts and derived utilizing important assumptions, current expectations, estimates and projections about First Bank and OceanFirst Financial, any of which may change over time and some of which may be beyond First Bank’s or OceanFirst Financial’s control. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts, although not all forward-looking statements include the foregoing. Further, certain factors that could affect future results and cause actual results to differ materially from those expressed in the forward-looking statements include, but are not limited to: the ability to successfully implement a growth strategy, including identifying acquisition targets and consummating suitable acquisitions; continuing to sustain internal growth rates; provide competitive products and services that appeal to customers and target markets; difficult market conditions and unfavorable economic trends in the United States generally, and particularly in the market areas in which First Bank or OceanFirst Financial operates and in which their loans are concentrated, including the effects of declines in housing market values; the impact of disease pandemics, including COVID-19, on operations and customers and employees; an increase in unemployment levels and slowdowns in economic growth; levels of nonperforming assets and the costs associated with resolving any problem loans including litigation and other costs; changes in market interest rates may increase funding costs and reduce earning asset yields thus reducing margin; the impact of changes in interest rates and the credit quality and strength of underlying collateral and the effect of such changes on the market value of investment securities portfolios; the extensive federal and state regulation, supervision and examination governing almost every aspect of First Bank's and OceanFirst Financial’s operations including changes in regulations affecting financial institutions, and expenses associated with complying with such regulations; uncertainties in tax estimates and valuations, including due to changes in state and federal tax law; the ability to comply with applicable capital and liquidity requirements, including the ability to generate liquidity internally or raise capital on favorable terms, including continued access to the debt and equity capital markets; possible changes in trade, monetary and fiscal policies, laws and regulations and other activities of governments, agencies, and similar organizations. For discussion of these and other risks that may cause actual results to differ from expectations, please refer to “Forward-Looking Statements” and “Risk Factors” in the Annual Reports on Form 10-K filed by First Bank and OceanFirst Financial Corp. and any updates to those risk factors set forth in proxy statements, subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. If one or more events related to these or other risks or uncertainties materialize, or if underlying assumptions prove to be incorrect, actual results may differ materially from those anticipated. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and First Bank and OceanFirst Financial do not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. All forward-looking statements, expressed or implied, included in this communication are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that First Bank or OceanFirst Financial, or persons acting on First Bank’s or OceanFirst Financial’s behalf, may issue.